Exhibit 10.10

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

1847 GOEDEKER INC.

12% AMENDED AND RESTATED PROMISSORY NOTE

US $4,185,418.00	June 2, 2020

FOR VALUE RECEIVED, 1847 GOEDEKER INC., a Delaware corporation (the “Company”), promises to pay to the order of STEVE GOEDEKER, in his capacity as the representative of Sellers under the hereinafter described Purchase Agreement (the “Holder”), the principal sum of FOUR MILLION ONE HUNDRED EIGHTY FIVE THOUSAND FOUR HUNDRED EIGHTEEN AND 00/100 DOLLARS

($4,185,418.00) (the “Principal”), in lawful money of the United States of America, with interest payable thereon at the rate of twelve percent (12%) per annum, in accordance with the provisions hereof. The unpaid principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on April 5, 2024 (the “Maturity Date”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Asset Purchase Agreement, dated January 18, 2019, as amended by Amendment No.1 to the Asset Purchase Agreement dated April 5, 2019 (as so amended, the “Purchase Agreement”), among the Company, 1847 Goedeker Holdco Inc., the Holder, Mike Goedeker and Goedeker Television Co., Inc. (the “Seller”), pursuant to which the Company acquired all or substantially all of the assets of the Seller.

The Company filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (File No. 33-237786) on April 22, 2020, relating to the initial public offering of the common stock of the Company as described therein (the “IPO”), and the Company and the Holder agree that this Note shall automatically become effective (and only become effective) upon the sale of its securities to ThinkEquity, a division of Fordham Financial Management, Inc. or another underwriter engaged by the Company in connection with the IPO (the “Closing of the IPO”) and shall be null and void if the IPO does not occur.

The following is a statement of the rights of the Holder of this Amended and Restated Note (this “Note”) and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment. Following the Closing of the IPO, the outstanding principal amount of this Note shall be amortized over the remaining term hereof on a straight-line basis and shall be payable quarterly in accordance with an amortization schedule that is materially consistent with the amortization schedule under the Existing Note (as defined below), but adjusted to reflect (a) the increase of the principal amount of the Existing Note by $250,000, and (b) the payments made (including without limitation payments made under Section 22 hereof) and remaining time until the Maturity Date, such schedule to be prepared by Holder and delivered to the Company (the “Amortization Schedule”), with all of the unpaid principal being fully due and payable on the Maturity Date, unless this Note has been earlier redeemed. Notwithstanding the foregoing, upon the sale of all or substantially all of the assets of the Company, the unpaid principal amount and all accrued but unpaid Interest thereon shall automatically become due and payable and the proceeds of any such sale shall be first used to repay amounts due under this Note.

2. Interest.

(a) Computation. Following the Closing of the IPO, interest (the “Interest”) shall accrue on the unpaid principal amount of this Note until the principal balance hereof is repaid in full at the rate of twelve percent (12%) per annum. Interest shall be paid in accordance with the Amortization Schedule with all unpaid Interest being paid on the Maturity Date or the date of the redemption of this Note. All computations of the Interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any Interest rate provided for herein shall be determined to be unlawful, such Interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any Interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

(b) Taxes, Charges, and Expenses. The Company, at its own cost, shall report interest income, if any, to the IRS and/or other applicable tax authorities and to the Holder on a Form 1099- INT or other appropriate form in accordance with applicable law. The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited to, wire transfer fees, bank check fees and escrow agent fees.

(c) Payment Dates. If the Closing of the IPO occurs on the first day of any month, quarterly payments of principal and interest due hereunder shall begin on the date that is exactly three months after the Closing of the IPO, and shall continue every three months thereafter. If Closing of the IPO occurs on a day other than the first day of a month, quarterly payments shall begin on the first day of the month that is three full months after the date of the Closing of the IPO, and shall continue every three months thereafter.

3. Redemption. The Company will have the right to redeem all or any portion of the Note at any time prior to the Maturity Date without premium or penalty of any kind. The redemption price will be payable in cash and shall equal the then outstanding principal amount of this Note plus accrued but unpaid interest thereon.

4. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall fail to make any payment of principal and/or interest required hereunder when due; or

(b) Default in Covenants. The Company shall default in the observance or performance of any covenants or agreements set forth herein, or the Company shall default in any material manner in the observance or performance of any covenants or agreements set forth in any of the Transaction Documents; or

(c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Transaction Documents or herein; or

(d) Illegality of Note. Any court of competent jurisdiction issues an order declaring the Note or the Security Agreement or any provision thereunder to be illegal; or

(e) Judgments. A judgment, decree, warrant, writ, attachment, execution or similar process which is not within thirty (30) days of the entry thereof satisfied, released, vacated, discharged, stayed or fully bonded pending appeal, is entered, issued or levied against the Company and together with other such processes, if any, represents an aggregate liability of Fifty Thousand Dollars ($50,000.00) or more; or

(f) Security Agreement Default. Any Event of Default (as defined in the Security Agreement) occurs under the Security Agreement; or

(g) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) cause, permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief, or shall not be dismissed within 90 days of the filing thereof;

then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 4(a) or for a period of thirty (30) calendar days in the case of any Event of Default under Sections 4(b) through 4(d), after written notice to the Company from the Holder, or beyond any applicable notice and/or cure period provided for in the Security Agreement in the case of an Event of Default under Section 4(f) or at any time after the occurrence of any Event of Default under 4(e), all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other rights and remedies the Holder may have at law or in equity or otherwise available to Holder under the Security Agreement. If an Event of Default specified in Section 4(g) above occurs, the principal of, and accrued interest on, the Note shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable and Holder may exercise any other rights and remedies the Holder may have at law or in equity or otherwise available to Holder under the Security Agreement.

All rights and remedies of Holder hereunder are cumulative and may be exercised by Holder concurrently or successively. Any failure by any holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

5. Representations and Warranties. The Company hereby represents and warrants to the Holder that (a) the Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) the execution, delivery and performance by the Company of this Note (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) require no action by or in respect of, consent or approval of or filing or recording with, any governmental authority or any other person and (iv) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the certificate of incorporation and bylaws of the Company (each as amended and/or as restated), any applicable laws (including without limitation any order, writ, judgment or decree of any governmental authority or any agreement, document or instrument to which the Company is a party or by which the Company or any of its property (whether real or personal) is bound or to which the Company or any of its property (whether real or personal) is subject), (c) this Note constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) the Bankruptcy Code of the United States, and all other bankruptcy, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (d) no part of the proceeds of the loan evidenced by this Note have been or will be used in violation of any applicable laws, and (e) no part of the proceeds of the loan evidenced by this Note have been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

6. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business;

(b) Compliance with Laws. Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each of the Company or any of its properties is subject;

(c) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor;

(d) Further Assurances. Execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein;

(e) Financial Statements.

(i)	As soon as available and in any event within 120 days after the end of each fiscal year of the Company, furnish to Holder a balance sheet and related statements of income and cash flows of the Company as of the end of such fiscal year, in each case audited by an independent public accounting firm reasonably satisfactory to Holder, accompanied by a report and opinion of such accountants, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern”, “emphasis on going concern,” or like qualification, exception or emphasis, or any qualification or exception as to the scope of such audit; provided, that so long as the Company is a public company, the filing by the Company of an Annual Report on Form 10-K of the Company for such fiscal year with the Securities & Exchange Commission shall be deemed to satisfy the requirements of this subparagraph (e)(i);

(ii)	As soon as available, and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Company, furnish to Holder a balance sheet and related statements of income and cash flows of the Company as of the end of such fiscal quarter, all in form and substance and in detail reasonably satisfactory to Holder and duly certified (subject to year-end review adjustments) by the Treasurer or CFO of the Company

(i)	as fairly presenting in all material respects the financial position of the Company and the results of its operations and cash flows for such fiscal quarter, and (ii) as having been prepared in accordance with GAAP, provided, that so long as the Company is a public company, the filing by the Company of a Quarterly Report on Form 10-Q of the Company for such fiscal quarter with the Securities & Exchange Commission shall be deemed to satisfy the requirements of this subparagraph (e)(ii); and

(f) Financial Covenant. The Company shall maintain at least $1,000,000 of Stockholders’ Equity (as defined in accordance with U.S. Generally Accepted Accounting Principles).

7. Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

8. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note, whether or not litigation is commenced.

9. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

10. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company.

11. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

13. Governing Law and Arbitration. This Note shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Missouri, without reference to its conflicts of laws provisions. Any dispute hereunder or related hereto shall be resolved by arbitration conducted in St. Louis Missouri, in accordance with Chapter 435 of the Missouri Revised Statutes. The provisions of this Section 13 shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

14. Headings. The descriptive headings contained in this Note are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Note.

15. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

16. Amended and Restated Note. This Note is an amendment, restatement and continuation of, and not a novation of, that certain 9% Subordinated Promissory Note dated as of April 5, 2019, executed by the Company to the order of the Holder, in the original principal amount of $4,100,000 (the “Existing Note”). All principal and interest evidenced by the Existing Note shall continue to be due and payable until paid. Upon the Closing of the IPO, subject to the foregoing, this Note shall supersede the Existing Note. Until such time as the Closing of the IPO occurs, the Existing Note shall remain in full force and effect.

17. Security Agreement. This Note is secured by that certain Security Agreement, dated as of even date herewith, between the Company and the Holder (the “Security Agreement”), as the same may be amended, modified, renewed or restated from time to time.

18. Counterpart Signature Pages. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

19. Conflict. To the extent of any conflict between the terms of this Note and/or the Security Agreement and the terms of the Purchase Agreement, the terms of this Note and the Security Agreement shall control. Notwithstanding the foregoing, the Purchase Agreement and the terms and provisions thereof are hereby reaffirmed by the Company in all respects.

20. Missouri Statutory Provision. This notice is provided pursuant to Section 432.047, R.S.Mo. As used herein, “creditor” means Holder, and “this writing” means this Note and the Security Agreement.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

21. Effectiveness. Notwithstanding anything to the contrary herein, it is hereby acknowledged and agreed that this Note shall not be effective until the Closing of the IPO has occurred.

22. Payments Due upon Closing of the IPO. Without limitation of any other payments due hereunder, on the first business day immediately following the Closing of the IPO, the Company shall pay to the Holder the aggregate amount of (i) $516,301.26, which is an amount equal to the principal due and owing for quarters 2, 3, and 4 under the Existing Note, plus (ii) an amount equal to all accrued, unpaid interest thereon (as calculated under the Existing Note through the date of payment), which is equal to $324,671.94 as of June 1, 2020, and which shall accrue at a rate of $983.85 per day thereafter, plus (iii) any additional quarterly payments then due and owing under the Existing Note.

[Signature Page Follows]

COUNTERPART SIGNATURE PAGE

to

AMENDED AND RESTATED PROMISSORY NOTE

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the undersigned has caused this Note to be issued as of the date first above written.

1847 GOEDEKER INC.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	CEO

AGREED TO AND ACCEPTED BY:

/s/ Steve Goedeker
Steve Goedeker, in his capacity as the
representative of Sellers under the Purchase Agreement

EXHIBIT A

Form of Assignment

TO:	1847 Goedeker Inc.,

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                       (name),                                                    (address), US$                                      of 12% Amended and Restated Promissory Note (“Note”) of 1847 Goedeker Inc. (the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this                  day of,                                , 20          .

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1. Signature of Holder must be the signature of the person appearing on the face of the Note.

2. If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.